Exhibit 99.1

Report of Independent Auditors

The Board of Directors

Fluent Inc.

We have audited the accompanying consolidated balance sheets of Fluent Inc. (a wholly-owned subsidiary of Aavid Thermal Technologies, Inc.) and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fluent Inc. and subsidiaries at December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.

February 17, 2006

Fluent Inc.

Consolidated Balance Sheets

	December 31		Unaudited March 31
	2005	2004	2006
Assets
Current assets:
Cash and cash equivalents	$22,922,149	$17,964,180	$22,733,944
Accounts receivable–trade, less allowance for doubtful accounts of $887,163 in 2005 and $1,014,986 in 2004 and $678,644 at March 31, 2006	28,294,385	27,577,857	28,098,355
Unbilled receivables	392,662	837,168	772,836
Deferred income taxes	5,692,244	5,244,705	6,213,876
Prepaids and other assets	3,572,252	2,964,070	3,968,168

Total current assets	60,873,692	54,587,980	61,787,179
Property, plant and equipment, at cost:
Land	1,027,969	1,042,554	1,032,220
Building and leasehold improvements	7,457,701	7,354,923	7,508,098
Computer equipment and furniture	14,077,233	13,391,066	14,261,006
Vehicles	412,214	296,629	450,383

	22,975,117	22,085,172	23,251,707
Less: accumulated depreciation	8,500,866	7,085,012	8,457,674

	14,474,251	15,000,160	14,794,033
Goodwill	37,487,252	37,487,252	37,487,252
Deferred income taxes	820,276	851,223	820,276
Investment in related party	4,632,640	4,632,640	4,632,640
Other assets	1,024,326	1,118,142	1,026,093

Total assets	$119,312,437	$113,677,397	$120,547,473

See accompanying notes.

Fluent Inc.

Consolidated Balance Sheets

	December 31		Unaudited March 31
	2005	2004	2006
Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt and capital lease obligations (Note 3)	$698,791	$1,216,795	$771,456
Accounts payable	2,182,438	1,593,351	2,076,629
Accrued expenses (Note 2)	19,152,312	16,686,576	17,453,216
Current portion of deferred revenues	44,765,557	43,049,360	51,082,304

Total current liabilities	66,799,098	62,546,082	71,383,605

Long-term debt and capital lease obligations, less current portion (Note 3)	536,507	4,394,831	653,955
Note payable to parent (Note 7)	3,633,820	22,870,274	—
Note payable to related party (Note 7)	4,632,640	4,632,640	4,632,640
Due to parent	10,643,490	4,800,174	4,374,476
Deferred income taxes	—	—	—
Deferred revenues, less current portion	92,919	86,645	—

Total liabilities	86,338,474	99,330,646	81,044,676

Commitments (Note 4)

Stockholders’ equity:
Series A Preferred stock, $.01 par value, at redemption value:
Authorized shares – 160,000
Issued and outstanding shares – 48,133	97,871,905	86,806,305	100,810,620
Preferred stock, $.01 par value:
Authorized shares – 40,000
Issued and outstanding shares – none	—	—	—
Common stock, $.01 par value:
Authorized shares – 300,000
Issued and outstanding shares – 279,679	2,797	2,797	2,797
Additional paid-in capital	2,794,336	2,794,336	2,794,336
Notes receivable from sale of common stock	(263,466)	(263,466)	(263,466)
Accumulated deficit	(66,187,616)	(74,408,299)	(62,773,337)
Cumulative translation adjustment	(1,243,993)	(584,922)	(1,068,153)

Total stockholders’ equity	32,973,963	14,346,751	39,502,797

Total liabilities and stockholders’ equity	$119,312,437	$113,677,397	$120,547,473

See accompanying notes.

Fluent Inc.

Consolidated Statements of Income

	Years Ended December 31			Unaudited Three Months Ended March 31
	2005	2004	2003	2006	2005
Revenues:
Software licenses	$79,497,381	$73,010,126	$58,825,321	$21,689,497	$19,982,224
Service	42,372,210	31,396,976	27,731,365	11,582,872	9,797,536

Total revenues	121,869,591	104,407,102	86,556,686	33,272,369	29,779,760

Cost of revenues:
Software licenses	2,856,093	2,607,319	2,093,587	1,448,201	835,431
Service	19,228,219	15,746,785	15,134,849	4,648,854	4,305,581

Total cost of revenues	22,084,312	18,354,104	17,228,436	6,097,055	5,141,012

Gross profit	99,785,279	86,052,998	69,328,250	27,175,314	24,638,748

Operating expenses:
Selling, general and administrative	52,065,708	46,404,214	38,924,645	12,927,178	12,771,017
Amortization of intangible assets	—	243,233	3,042,602	—	—
Research and development	15,714,051	14,333,552	12,697,165	4,118,506	3,742,882

	67,779,759	60,980,999	54,664,412	17,045,684	16,513,899

	32,005,520	25,071,999	14,663,838	10,129,630	8,124,849

Other expenses:
Interest expense, net	1,883,505	3,830,053	5,713,930	28,011	581,199
Other nonoperating (income) expense	(306,899)	211,038	(926,461)	110,892	166,817

	1,576,606	4,041,091	4,787,469	138,903	748,016

Income before income taxes	30,428,914	21,030,908	9,876,369	9,990,727	7,376,833
Provision for income taxes	11,142,631	6,040,756	3,164,474	3,637,733	3,086,572

Net income	$19,286,283	$14,990,152	$6,711,895	$6,352,994	$4,290,261

See accompanying notes.

Fluent Inc.

Consolidated Statements of Cash Flows

	Years Ended December 31			Unaudited Three Months Ended March 31
	2005	2004	2003	2006	2005
Operating activities
Net income	$19,286,283	$14,990,152	$6,711,895	$6,352,994	$4,290,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,975,766	2,746,712	2,351,715	775,086	676,566
Deferred income tax expense (benefit)	131,148	(511,599)	(2,192,706)	(521,632)	(309,848)
Amortization of intangible assets	—	235,680	2,852,160	—	—
Other	204,941	31,381	176,371	14,601	1,557
Changes in operating assets and liabilities:
Accounts receivable–trade	(2,606,060)	(4,804,762)	(2,145,407)	387,457	3,221,089
Unbilled receivables	231,130	1,233,601	(155,510)	(359,043)	(178,046)
Prepaids and other assets	(900,125)	4,414	7,597	(373,910)	(83,187)
Other long-term assets	81,864	(233,900)	(84,820)	(1,767)	12,666
Accounts payable and accrued expenses	4,054,063	4,141,179	1,427,843	(1,927,053)	(1,915,459)
Deferred revenues	4,925,477	4,210,069	5,326,636	5,923,786	3,716,548

Net cash provided by operating activities	28,384,487	22,042,927	14,275,774	10,270,519	9,432,147

Investing activities
Capital expenditures	(2,175,670)	(3,426,790)	(3,078,028)	(640,802)	(703,363)

Net cash used in investing activities	(2,175,670)	(3,426,790)	(3,078,028)	(640,802)	(703,363)

Financing activities
Principal payments on long-term debt and capital lease obligations	(5,316,673)	(1,289,856)	(1,044,141)	(216,420)	(344,399)
Principal payments on note payable to parent	(19,236,454)	(16,290,442)	(8,914,503)	(9,902,834)	(5,182,041)
Due to parent	5,843,316	3,367,947	4,469,254	—	—

Net cash used in financing activities	(18,709,811)	(14,212,351)	(5,489,390)	(10,119,254)	(5,526,440)

Effect of foreign exchange on cash flows	(2,541,037)	850,118	30,260	301,332	(479,561)

Net increase (decrease) in cash and cash equivalents	4,957,969	5,253,904	5,738,616	(188,205)	2,722,783
Cash and cash equivalents at beginning of period	17,964,180	12,710,276	6,971,660	22,922,149	17,964,180

Cash and cash equivalents at end of period	$22,922,149	$17,964,180	$12,710,276	$22,733,944	$20,686,963

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$1,890,130	$3,929,124	$6,034,532	$141,997	$667,981

Income taxes	$4,034,378	$679,190	$201,659	$395,811	$(65,101)

Supplemental disclosure of non-cash investing activities:
Capital lease obligations	$937,241	$1,228,593	$555,817	$405,505	$216,044

See accompanying notes.

Fluent Inc.

Consolidated Statements of Stockholders’ Equity

Years ended December 31, 2005, 2004 and 2003

					Additional Paid-In Capital	Notes Receivable	Accumulated Deficit	Comprehensive Income (Loss)	Cumulative Translation Adjustment	Total Stockholders’ Equity (Deficit)
	Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount
Balance at January 1, 2003	48,133	$68,286,951	279,679	$2,797	$2,794,336	$(263,466)	$(77,590,992)		$(641,551)	$(7,411,925)
Net income							6,711,895	$6,711,895		6,711,895
Change in cumulative translation adjustment, net of tax of $427,594								(340,179)	(340,179)	(340,179)

Total comprehensive income								$6,371,716

Accretion of preferred stock dividends		8,704,849					(8,704,849)

Balance at January 1, 2004	48,133	76,991,800	279,679	2,797	2,794,336	(263,466)	(79,583,946)		(981,730)	(1,040,209)
Net income							14,990,152	$14,990,152		14,990,152
Change in cumulative translation adjustment, net of tax of $139,300								396,808	396,808	396,808

Total comprehensive income								$15,386,960

Accretion of preferred stock dividends		9,814,505					(9,814,505)

Balance at December 31, 2004	48,133	86,806,305	279,679	2,797	2,794,336	(263,466)	(74,408,299)		(584,922)	14,346,751
Net income							19,286,283	$19,286,283		19,286,283
Change in cumulative translation adjustment, net of tax of $547,740								(659,071)	(659,071)	(659,071)

Total comprehensive income								$18,627,212

Accretion of preferred stock dividends		11,065,600					(11,065,600)

Balance at December 31, 2005	48,133	$97,871,905	279,679	$2,797	$2,794,336	$(263,466)	$(66,187,616)		$(1,243,993)	$32,973,963

See accompanying notes.

Fluent Inc.

Notes to Consolidated Financial Statements

December 31, 2005

1. Accounting Policies

Description of Business

Fluent Inc. (the “Company”) designs, develops, and markets advanced technology and computerized design and simulation software used to predict air and fluid flow, heat and mass transfer, chemical reaction and related phenomena. The Company markets its products through a worldwide network of salespeople, value added resellers, and distributors. On August 31, 1995, the Company was acquired by Aavid Thermal Technologies, Inc. (“Aavid”) and, accordingly, is a wholly-owned subsidiary of Aavid. On February 2, 2000, Aavid was acquired by Heat Holdings Corp., a corporation newly formed by Willis Stein & Partners II, L.P. (the “Merger”). The Merger was accounted for using the purchase method.

The fair value of the net assets of Fluent Inc. on the date of acquisition was $117,000,000 based upon independent appraisal, resulting in goodwill of $71,971,000 which, prior to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, on January 1, 2002, was being amortized over 4 years. Developed technology (which was fully amortized at December 31, 2004) of $13,000,000 was also being amortized over 4 years. Amortization expense for the developed technology was $235,680 and $2,852,160, for the years ended December 31, 2004 and 2003, respectively.

The Company’s stock held by Aavid collateralizes Aavid’s senior indebtedness. The Company and its domestic subsidiaries have also jointly and severally guaranteed, on a senior subordinated basis, the principal amount of Aavid’s 12 3/4% senior subordinated notes.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue on its software license and maintenance arrangements in accordance with Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-9, and related pronouncements. The pronouncements provide specific industry guidance and stipulate that revenue recognized from software arrangements is to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, upgrades, enhancements, post-contract customer support (“PCS”), and training. In accordance with SOP 97-2, the Company recognizes revenue from software licenses and related ancillary products when:

•	Persuasive evidence of an arrangement exists, which is typically when a non-cancelable sales and software license agreement has been signed;

•	Delivery, which is typically FOB shipping point, is complete for the software (either physically or electronically) and related ancillary products;

•	The customer’s fee is deemed to be fixed or determinable and free of contingencies or significant uncertainties;

•	Collectibility is probable, and;

•	Vendor-specific objective evidence (“VSOE”) of fair value exists for all undelivered elements, typically PCS and professional services.

The Company licenses its software products under both perpetual and annual license arrangements.

For perpetual license arrangements, the Company uses the residual method to recognize revenue. Under the residual method, the fair value (VSOE) of the undelivered elements (typically PCS) is deferred and the remaining portion of the arrangement fee is allocated to the delivered elements (software) and is recognized as revenue, assuming all other conditions for revenue recognition have been satisfied. The Company recognizes revenue from the undelivered PCS element ratably over the period of the PCS arrangement.

For annual license arrangements, with unbundled PCS, since VSOE of value for the PCS does not exist, the Company recognizes revenue for both the software license and the PCS ratably over the 12-month term of the license.

Training and consulting revenues are recognized upon completion of services or, in certain instances, on the percentage-of-completion method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Revenues generated from PCS, training and consulting services have been included in service revenues in the accompanying consolidated statements of operations. For perpetual license agreements, amounts allocated to service revenues are consistent with the allocation used for VSOE of value. For annual license agreements, the Company has allocated revenues between software and services in a manner consistent with perpetual license agreements.

Cash Equivalents and Financial Instruments

Cash equivalents consist of highly liquid investments with original maturities of three months or less.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The risk is limited due to the relatively large number of customers comprising the Company’s customer base and their dispersion across many industries and geographic areas within the United States, Europe and Asia. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. The Company maintains an allowance for uncollectible accounts receivable based upon expected collectibility of all accounts receivable, considering historical losses, existing economic conditions and individual customers’ credit worthiness. The Company’s write-offs of accounts receivable have not been significant during the years presented. The Company’s revenues have been primarily denominated in U.S. dollars, and the effects of foreign exchange fluctuations are not considered to be material. At December 31, 2005 and 2004, no customer accounted for greater than 10% of total accounts receivable.

The estimated fair value of the Company’s financial instruments, including accounts receivable, accounts payable and cash and cash equivalents, approximates carrying value. The fair value of the Company’s long-term debt approximates carrying value due to variable interest rates and relatively short maturities.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation is computed using straight-line and accelerated methods over the following estimated useful lives:

Years
Building	40
Computer equipment	3–5
Furniture and fixtures	7–10
Vehicles	3
Leasehold improvements	Shorter of useful life or lease period

Repairs and maintenance expense is charged against income when incurred. When property, plant and equipment are retired or sold, their cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in other expenses.

Investment in Related Party

The Company owns 3,141,690 shares of B Ordinary Shares of Aavid Thermalloy (U.K.) Holdings Limited, a subsidiary of Aavid. The B Ordinary Shares carry no dividend or voting rights. The Company is accounting for its investment in this related party by the cost method of accounting. See Note 7 for the note payable related to the purchase of the B Ordinary Shares.

Foreign Currency Translation

The functional currency of the Company’s foreign subsidiaries is the local currency. Accordingly, the balance sheet accounts of the foreign subsidiaries are translated into U.S. dollars at year-end exchange rates; revenue and expense accounts are translated at average exchange rates throughout the year. Translation gains and losses are included in the cumulative translation adjustment in stockholders’ equity. Foreign currency gains and losses, included in the consolidated statements of operations, were approximately $244,000 (gain), $234,000 (loss) and $937,000 (gain) in 2005, 2004 and 2003, respectively.

Research and Development

Research and development costs are expensed as incurred. SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company’s product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have not been material. Through December 31, 2005, all research and software development costs have been expensed.

Advertising

Advertising costs are expensed in the period incurred. Amounts charged to expense approximated $1,439,000 in 2005, $1,064,000 in 2004 and $990,000 in 2003.

Income Taxes

The Company files a consolidated tax return with Aavid. The allocation of tax expense is based on what the Company’s current and deferred tax provision would have been had the Company filed a separate tax return.

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Under this method, the amount of deferred tax liabilities or assets is calculated by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. SFAS No. 109 requires a valuation allowance against deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realizable.

Goodwill

SFAS No. 142 prohibits the amortization of goodwill but requires that goodwill be reviewed for impairment at least annually. The impairment test would also be performed if an event occurs, or when circumstances change between annual tests, that would more likely than not reduce the fair value of a reporting unit below its carrying value. Through December 31, 2005, there has been no impairment of goodwill.

Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, provides for the reporting and display of comprehensive income (loss) and its components. SFAS No. 130 requires companies to report all changes in stockholders’ equity during a period, except those resulting from investment by owners and distribution to owners, in comprehensive income (loss) in the period in which they are recognized. Accordingly, the Company’s foreign currency translation adjustments are included in other comprehensive income (loss).

Reclassifications

Certain amounts in 2003 have been reclassified to conform to the 2004 and 2005 presentations.

2. Accrued Expenses

Accrued expenses at December 31 has the following components:

	2005	2004
Profit sharing and bonus	$6,429,510	$6,428,037
Payroll and related taxes	4,825,044	3,996,361
Foreign and state income taxes	3,456,182	1,721,599
Sales related taxes	1,464,254	1,684,409
Other	2,977,322	2,856,170

	$19,152,312	$16,686,576

3. Debt Obligations

Debt obligations as of December 31, 2005 and 2004 consist of the following:

	2005	2004
Term loans under a Loan and Security Agreement payable in 40 consecutive quarterly installments of $145,000 commencing November 1, 2002	$—	$4,495,000
Capitalized lease obligations (Note 4)	1,235,298	1,116,626

	1,235,298	5,611,626
Less current portion	698,791	1,216,795

Debt obligations, net of current portion	$536,507	$4,394,831

On August 1, 2002, Aavid refinanced its senior credit facility. The credit facility (the “Loan and Security Agreement”) is a $27,500,000 (on a consolidated basis) asset-based facility available through August 1, 2006. The facility is specifically secured by, and allocated among, specific Aavid subsidiaries, including the Company. The Company’s specific portion of the credit facility consists of a $5,800,000 term loan component which requires quarterly principal payments. The Company repaid all principal amounts outstanding under the term loan component of the credit facility during 2005. The Loan and Security Agreement also provides the Company with a revolving line-of-credit component. All borrowings under the credit facility are secured by substantially all assets of Aavid and the Company. Availability under the line-of-credit component is determined by a borrowing base of 85% of eligible accounts receivable, as defined in the Loan and Security Agreement.

Debt outstanding under the Loan and Security Agreement bears interest at a rate equal to, at the Company’s option, either (1) in the case of LIBOR rate loans, the sum of the offered rate for deposits in United States dollars for a period equal to such interest period as it appears on Telerate page 3750 as of 11:00am London time and a margin of between 2.5% and 2.85%, or (2) the sum of LaSalle Business Credit’s prime rate plus a margin of between .25% and .50%. At December 31, 2005, availability under the revolving line-of-credit was approximately $10,241,000 and there were no borrowings outstanding.

4. Lease Obligations

The Company has several noncancelable operating and capital leases, primarily for office equipment and office space that expire at various dates through 2015. Rental expense for the years ended December 31, 2005, 2004 and 2003 totaled approximately $4,071,000, $5,105,000 and $4,118,000, respectively.

Future minimum lease payments under noncancelable operating and capital leases as of December 31, 2005 are approximately as follows:

	Operating Leases	Capital Leases
Year ending December 31:
2006	$3,976,583	$746,140
2007	1,960,917	420,861
2008	1,100,785	159,800
2009	942,144	—
2010	793,728	—
Thereafter	2,108,743	—

Total minimum lease payments	$10,882,900	1,326,801

Less amount representing interest		91,503

Present value of total minimum lease payments		1,235,298
Less current portion		698,791

Long-term capital lease obligations		$536,507

5. Income Taxes

Income before income taxes for domestic and foreign operations is as follows for the year ended December 31:

	2005	2004	2003
Domestic	$18,959,885	$11,414,186	$6,834,795
Foreign	11,469,029	9,616,722	3,041,574

	$30,428,914	$21,030,908	$9,876,369

Income tax expense (benefit) consists of the following for the year ended December 31:

	2005	2004	2003
Current:
Federal	$3,907,190	$3,000,592	$3,604,093
State	1,921,258	1,024,126	899,366
Foreign	5,183,035	2,527,637	853,721

	11,011,483	6,552,355	5,357,180

Deferred:
Federal	63,428	(1,421,048)	(1,846,787)
State	58,350	671,563	(311,914)
Foreign	9,370	237,886	(34,005)

	131,148	(511,599)	(2,192,706)

	$11,142,631	$6,040,756	$3,164,474

The differences between actual income tax expense and the amount computed by applying the U.S. statutory rate to pretax income are as follows for the year ended December 31:

	2005	2004	2003
Expected federal tax provision	$10,650,120	$7,150,509	$3,357,965
State income taxes, net	1,286,745	1,119,155	387,718
Foreign rate differences	1,178,244	(501,400)	(214,341)
Foreign tax credit	(351,675)	(475,933)
R&D tax credit	(1,675,035)	(527,809)
Other	54,232	(723,766)	(366,868)

	$11,142,631	$6,040,756	$3,164,474

The Company is currently operating under a tax holiday at its India subsidiary. The tax holiday, which expires in 2009, resulted in tax savings of $430,000, $420,000 and $580,000 in 2005, 2004 and 2003, respectively.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows at December 31:

	2005	2004
Assets:
Receivable reserves not currently deductible	$178,727	$228,472
Deferred revenues	4,854,159	4,495,408
Employee benefit-related	482,716	421,458
Depreciation	257,969	273,990
Foreign	923,443	987,759
Currency translation adjustment	836,034	288,294
Other	176,864	211,950

	7,709,912	6,907,331

Liabilities:
Unremitted foreign earnings	(1,197,392)	(811,403)

	(1,197,392)	(811,403)

	$6,512,520	$6,095,928

6. Stockholders’ Equity

Common and Preferred Stock

The Company is authorized to issue up to 160,000 shares of Series A preferred stock (“Series A Preferred”) and 300,000 shares of common stock, par value $.01 per share. The Company has also authorized 40,000 shares of undesignated preferred stock, par value $.01 per share. The board of directors is authorized to designate the powers, preferences and rights of the undesignated preferred stock.

The Series A Preferred has the following rights and preferences:

Liquidation Value

Liquidation value of any share of Series A Preferred, as of any particular date, shall be equal to $1,000 per share plus any accrued and unpaid dividends.

Dividends

The holders of the Series A Preferred shall be entitled to receive, when and if declared by the board of directors, preferential dividends. Dividends on each share of Series A Preferred shall accrue on a daily basis, at a rate of 12% per annum, on the sum of the liquidation value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such share to and including the date on which the liquidation value of such share (plus all accrued and unpaid dividends thereon) is paid. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

Except as otherwise provided within the Certificate of Incorporation, if at any time the Company pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed ratably among the holders based upon the aggregate accrued but unpaid dividends on the shares held by each such holder.

In the sole discretion of the Company, any dividends accruing on shares of Series A Preferred may be paid, in lieu of cash dividends, by the issuance of additional shares of Series A Preferred as provided in the Certificate of Incorporation.

Voting Rights

Each outstanding share of Series A Preferred shall have one vote on all matters submitted to a vote of stockholders. In the event the Company shall at any time declare or pay any dividend on common stock payable in shares of common stock, or effect a subdivision or combination or consolidation of the outstanding common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number of votes by a fraction of the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event. Except as otherwise provided in the Certificate of Incorporation or by law, the holders of shares of Series A Preferred and the holders of common stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

The consent of the holders of a majority of the Series A Preferred, voting together as a separate class, shall be required to approve any public offering of any shares of the Company, or any change in control.

Redemption

At any time after January 31, 2021, the holders of a majority of the Series A Preferred may request redemption of all or any portion of their shares. For each share which is to be redeemed, the Company shall be obligated, on the redemption date, to pay the holder of such share an amount equal to the liquidation value of such share. If the funds of the Company legally available for payment of the redemption amounts on any payment date are insufficient to make the total payments required to be made, those funds which are legally available shall be used to redeem the maximum number of shares possible, ratably among the holders of the shares to be redeemed based upon the aggregate liquidation value of such shares (plus all unpaid dividends and any applicable premium on such share). At any time thereafter, when additional funds of the Company are legally available for the redemption of shares, such funds shall immediately be used to redeem the balance of the shares which the Company has become obligated to redeem but which it has not redeemed.

Liquidation Preference

Upon any liquidation, dissolution or winding up of the Company, each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any junior securities, as defined, an amount in cash equal to the aggregate liquidation value of the Series A Preferred held by such holder. If upon any such liquidation, dissolution or winding-up of the Company, the Company’s assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate liquidation value (plus all accrued and unpaid interest and dividends) of the Series A Preferred held by each holder.

Management Incentive Purchase Program

During 2000, the board of directors of Aavid approved the Management Incentive Purchase Program (the “Program”). The Program provides for the grant and purchase of non-voting restricted stock of Fluent Inc. to and by certain employees and directors of the Company. Shares acquired pursuant to the Program are subject to a right of repurchase, which lapses as the shares vests. These shares are subject to certain repurchase rights, generally based on fair value, upon termination of employment. The vesting is generally five years. The board of directors of Aavid set aside approximately 10% of the common equity ownership in Fluent Inc., or 28,149 shares, for the Program.

Activity with respect to the Program for the years ended December 31, 2005, 2004 and 2003 follows:

	Number of Shares	Weighted Average Purchase Price
Balance at January 1, 2003	26,346	$10.00
Activity during 2003	—

Balance at January 1, 2004	26,346	$10.00
Activity during 2004	—

Balance at December 31, 2004	26,346	$10.00
Activity during 2005	—

Balance at December 31, 2005	26,346	$10.00

Vested at December 31, 2005	26,346	$10.00
Vested at December 31, 2004	21,077	$10.00
Vested at December 31, 2003	15,808	$10.00

As of December 31, 2005 and 2004, the Company held notes receivable for shares in the amount of $263,466 from employees in consideration for the purchase of common stock under the Program. The notes bear interest at 7%. Notes issued in connection with the Program are due November 1, 2007 or upon termination of employment and are collateralized by the underlying common stock. In addition, the interest due and 60% of the note balance are full recourse to the employee. These notes are recorded as notes receivable from sale of common stock in the accompanying consolidated balance sheets.

7. Related Party Transactions

Corporate Allocation

Aavid allocates certain general and administrative costs to the Company, and certain financial and other services, on a defined formula which is based on revenues. Total corporate allocation expense charged to the Company was approximately $1,302,000, $1,227,000 and $1,253,000 in 2005, 2004 and 2003, respectively.

Note Payable to Parent

On February 2, 2000, the Company issued a demand $67,000,000 promissory note payable to Aavid, of which $3,633,820 and $22,870,274, respectively, is outstanding as of December 31, 2005 and 2004. The note, as amended, bears interest at 12-3/4%, a rate equal to the interest charged to Aavid under its Senior Subordinated Notes. Interest expense related to this note totaled $1,688,546, $3,659,927 and $5,286,468 for the years ended December 31, 2005, 2004 and 2003, respectively. Aavid has agreed not to demand payment of the intercompany note payable prior to January 1, 2007. Accordingly, the Company has classified the note payable to parent as a long-term liability in the accompanying consolidated balance sheets at December 31, 2005 and 2004.

Note Payable to Related Party

On February 2, 2000, the Company issued a demand $4,632,640 promissory note payable to Aavid Thermalloy, LLC, a subsidiary of Aavid, of which $4,632,640 is outstanding as of December 31, 2005 and 2004. The note, as amended, bears interest at a rate equal to the interest charged to Aavid under certain provisions of its Loan and Security Agreement (7.5% at December 31, 2005). Interest expense related to this note totaled $298,393, $212,677 and $208,469 for the years ended December 31, 2005, 2004 and 2003, respectively. Aavid Thermalloy, LLC has agreed not to demand payment of the $4,632,640 intercompany note payable prior to January 1, 2007. Accordingly, the Company has classified the note payable as a long-term liability in the accompanying consolidated balance sheets at December 31, 2005 and 2004.

8. 401(k) Plan

The Company has a 401(k) plan which covers eligible employees. Employees are eligible to participate in the plan on the first day of the month following the date of hire. Employees may elect to contribute up to 100% of their eligible pay, subject to a maximum annual limitation set by Internal Revenue Service. The Company, at its discretion, makes matching contributions for each employee. Employer matching contributions are subject to a vesting schedule. The Company’s matching contributions were $542,331, $500,686 and $421,126 in 2005, 2004 and 2003 respectively.

9. Subsequent Event

On February 15, 2006, Aavid entered into a definitive agreement to be acquired by ANSYS, Inc. (“ANSYS”). Under the terms of the agreement, ANSYS will issue 6,000,000 shares of its common stock and pay approximately $300 million to the stockholders of Aavid, subject to certain adjustments at closing. Prior to the closing, Aavid’s thermal management solutions business, Aavid Thermalloy, will be spun-off to Aavid’s stockholders.